CMSF CORP. HAS CHANGED ITS NAME TO PLURES TECHNOLOGIES, INC. AND EFFECTED A 1:400 COMMON STOCK REVERSE SPLIT.

Business Wire

DALLAS – September 27, 2011

CMSF Corp. (OTCBB:CMSFD) announced that effective on September 27, 2011, it has changed its name to Plures Technologies, Inc. (“Plures”) and had effected a 1:400 common stock reverse split, so that there is now one share outstanding for each four hundred shares outstanding prior to September 27, 2011.  Holders of record will shortly be contacted by the Plures Exchange Agent about exchanging old certificates for new certificates reflecting this reverse split.

Effective on September 27, 2011, the Plures common stock, par value $.001 per share, will trade on the reverse split basis.

Forward Looking Statements

This report contains forward-looking statements.  Such statements reflect the current views of Plures with respect to future events and are subject to certain risks, uncertainties, and assumptions.  Although Plures believes that the expectations reflected in such forward-looking statements are reasonable, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual future results or events may vary materially from those described herein.  Past performance is not indicative of future results.

Contact:

Invest Contact:
RENN Capital Group, Inc.
Kathryn Semon, 214-891-8294